CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM




We consent to the references to our firm in the Registration Statement on Form N-1A of Rising Dividend Growth Fund and Capital Appreciation Fund, each a series of beneficial interest in Dividend Growth Trust and to the use of our report dated November 4, 2005 on the Trust's financial statements and financial highlights. Such financial statements and financial highlights appear in the 2005 Annual Report to Shareholders that is incorporated by reference into the Statement of Additional Information.



                                          /s/Briggs, Bunting & Dougherty, LLP
                                           BRIGGS, BUNTING & DOUGHERTY, LLP


Philadelphia, Pennsylvania
January 25, 2006